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                                                                    Exhibit 23.6


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference herein of our report dated January 27, 1997, relating to the consolidated statements of operations, stockholders' equity and cash flows of Orange Savings Bank and subsidiary for the year ended December 31, 1994, included in the Current Report on Form 8-K of CFX Corporation dated as of December 12, 1997.



                                                     /s/ Deloitte & Touche LLP



Boston, Massachusetts
December 24, 1997